Exhibit 10.2

    SECOND AMENDED AND RESTATED
         MEMBERS' AGREEMENT
         of the Members of
        TONKIN SPRINGS LLC
  A Delaware Limited Liability Company


TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS AND CROSS REFERENCES
1.1  Definitions
1.2  Cross References
ARTICLE II -- OWNERSHIP, SALE OF INTEREST AND
BACTECH INITIAL CONTRIBUTION
2.1  Ownership and Sale of Interest
2.2  BACTECH Initial Contributions
2.3  Withdrawal or Deemed Withdrawal Prior to the
Funding Obligation Date
2.4  BACTECH Payments to TSVLP
ARTICLE III -- REPRESENTATIONS AND WARRANTIES;
TITLE TO ASSETS; INDEMNITIES
3.1  Representations and Warranties
3.2  Disclosures
3.3  Loss of Title
3.4  Limitation of Liability
3.5  Indemnification
ARTICLE IV - INTERESTS OF MEMBERS
4.1  Interest of Members
4.2  Continuing Liabilities Upon Adjustments of
Ownership Interests
4.3  Continuing Obligations and Environmental
Liabilities
4.4  Grant of Lien and Security Interest
4.5  Subordination of Interests
ARTICLE V - RELATIONSHIP OF THE MEMBERS
5.1  Transfer or Termination of Rights
5.2  Abandonment and Surrender of Properties
5.3  No Third Party Beneficiary Rights
ARTICLE VI - ACQUISITIONS WITHIN AREA OF INTEREST
6.1  General
6.2  Notice to Non-Acquiring Members
6.3  Option Exercised
6.4  Option Not Exercised
6.5  Non-Compete Covenants
ARTICLE VII - GOVERNING LAW
7.1  Governing Law
ARTICLE VIII - GENERAL PROVISIONS
8.1  Notices
8.2  Gender
8.3  Currency
8.4  Headings
8.5  Waiver
8.6  Modification
8.7  Force Majeure
8.8  Rule Against Perpetuities
8.9  Further Assurances
8.10 Entire Agreement; Successors and Assigns
8.11 Counterparts

     SECOND AMENDED AND RESTATED
        MEMBERS' AGREEMENT
        of the Members of
        TONKIN SPRINGS LLC
 A Delaware Limited Liability Company

This Second Amended and Restated Members'
Agreement (the Agreement) is made effective as of July 31, 2003 (Effective Date) among TONKIN
SPRINGS VENTURE LIMITED PARTNERSHIP, a Nevada limited partnership (TSVLP), U.S. ENVIRONMENTAL
CORPORATION, a Colorado corporation (USEC), both with addresses of 2201 Kipling Street, Suite 100,
Lakewood, Colorado 80215-1545, and BACTECH NEVADA
CORPORATION, Nevada corporation the address of which is 1 East Liberty Street, Suite 424, Reno,
Nevada 89501.

RECITALS

A.  TSVLP and USEC are parties to the Operating
Agreement and Members Agreement of Tonkin Springs
LLC (the Company), both as amended October 18,
2001 (the Original Operating Agreement and the
Original Members' Agreement, respectively).

B.  TSVLP has agreed to sell to BACTECH an
undivided fifty five (55%) equity Ownership
Interest in the Company for a cash purchase price of $1,750,000 (the Purchase Price) and certain funding obligations of BACTECH to the Company, as well as the obligation of BACTECH, upon election by TSVLP and USEC, to advance on behalf of TSVLP and USEC any cash calls related to funding requirements of TSVLP and USEC to the Company after BACTECH has funded its Funding Obligation
(as defined in the Operating Agreement) to the Company.

C. TSVLP, USEC and BACTECH wish to continue the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.
Paragraph 18-101 et. seq. (the Act) to own and operate the Properties and Assets. TSVLP, USEC and BACTECH desire to enter into this Agreement to provide, amongst themselves, for their respective contributions to the Company and for certain other matters, all as set forth herein.

D. This Agreement amends and restates in its entirety the Original Members' Agreement of the Company.

E.  Concurrently with the execution of this
Agreement, the parties hereto are executing a Second Amended and Restated Operating Agreement
(the Operating Agreement) which amends and restates the Company's Original Operating
Agreement in its entirety.

NOW THEREFORE, in consideration of the covenants and conditions contained herein, TSVLP, USEC and BACTECH agree as follows:

ARTICLE I
DEFINITIONS AND CROSS-REFERENCES

1.1 Definitions. The terms defined herein shall have the defined meaning wherever used in this Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings given thereto in the Operating Agreement of the Company, as amended this date or Exhibit D, Definitions thereto.

1.2 Cross References. References to exhibits are to Exhibits of the Operating Agreement. References to Articles, Sections and Subsections refer to Articles, Sections and Subsections of this Agreement unless indicated otherwise. References to Paragraphs and Subparagraphs refer to paragraphs and subparagraphs of the referenced
Exhibits.

ARTICLE II
OWNERSHIP, SALE OF INTEREST AND BACTECH INITIAL
CONTRIBUTION

2.1 Ownership and Sale of Interest. Immediately prior to the Effective Date, TSVLP and USEC collectively owned one hundred percent (100%) of the Ownership Interest of the Company. As of the Effective Date, TSVLP has sold to BACTECH a fifty-five percent (55%)Ownership Interest in the Company for consideration including but not limited to certain cash consideration and certain funding and other obligations of BACTECH to the Company and to TSVLP and USEC as contained in this Agreement. As of the Effective Date of this Agreement the adjusted dollar value of TSVLP's equity account balance of the Company is ($5,100,870), USEC's dollar value of its equity account balance of the Company is ($133), and BACTECH's dollar value of its equity account balance of the Company is $260,000.

2.2 BACTECH Initial Contributions. Subject only to BACTECH's right of withdrawal as set forth in
Section 2.3, BACTECH agrees to contribute to the Company (a) the use at Tonkin Springs of any proprietary technology owned by BACTECH or its Affiliates and determined by the Manager to be necessary or desirable for the operations of the Properties at no expense to the Company, and (b) as the Funding Obligation and in accordance with approved Programs and Budgets, from time to time,
(i) the interim funding for the Company paid by BACTECH prior to the Effective Date in the amount of $70,000, (ii) direct costs incurred by BACTECH for additional activities at the Tonkin Springs
Properties prior to the Effective Date in the amount of $190,000, and (iii) pursuant to the provisions of the Operating Agreement, including the budget for calendar year 2003 and for subsequent years for which an approved Program and budget has yet to be finalized by the Manager and approved by the Members herewith, one hundred percent (100%) of all costs of Operations, including but not limited to costs of holding and maintaining the Properties, permits and bonds for Operations, expenditures in respect of Exploration and, if warranted, Development and Mining, capital costs and working capital until BACTECH has contributed an aggregate of $12 million. All contributions to the Company by BACTECH prior to the Funding Obligation Date shall be credited to BACTECH's Capital Account in accordance with Exhibit C of the Operating Agreement. Subsequent to the Funding Obligation Date, the Members, subject to any election by TSVLP, on behalf of itself and USEC, permitted by Section 10.5 of the Operating Agreement, and to the obligation of BACTECH to advance funds to TSVLP and USEC as provided in Section 10.6 of the Operating
Agreement, shall be obligated to contribute funds to adopted Programs and Budgets pursuant to Cash
Calls under Section 11.2 of the Operating
Agreement in proportion to their respective
Ownership Interests.

2.3  Withdrawal or Deemed Withdrawal Prior to the
Funding Obligation Date.  In the event that
BACTECH (i) fails to pay TSVLP the amount of six hundred thousand dollars ($600,000) before October
31, 2003 pursuant to Section 2.4 or (ii) fails to satisfy any portion of its Funding Obligation within thirty (30) days after its receipt of written notice from TSVLP setting forth in detail the specifics of such failure, BACTECH shall be deemed to have withdrawn from this Agreement and from the Company. At any time prior to the Funding Obligation Date, BACTECH may also withdraw from this Agreement and the Company by providing to TSVLP and USEC not less than thirty (30) days prior written notice of withdrawal, which notice shall set forth the effective date of BACTECH's withdrawal. Upon either such withdrawal or deemed withdrawal, BACTECH shall have no further right, title or interest in the Assets or the Company and its Ownership Interest shall be deemed transferred to TSVLP and USEC in proportion to their respective Ownership Interests. BACTECH's deemed withdrawal shall be effective upon its failure to make the required payment to TSVLP on or before October 31, 2003 or its failure to cure an alleged default within the aforementioned thirty (30) day period and BACTECH's withdrawal shall be effective on the date set forth in BACTECH's notice.
However, notwithstanding BACTECH's withdrawal or deemed withdrawal pursuant to this Section 2.3, BACTECH shall remain obligated to TSVLP and USEC:
(i) to fund Operations up to the amount of BACTECH's agreed contribution to the remaining balance of the adopted Program and Budget in effect on termination; and (ii) to fund and satisfy all unfunded liabilities to third parties
(whether such accrued before or after such withdrawal) arising out of Operations conducted subsequent to the Effective Date but prior to BACTECH's withdrawal or deemed withdrawal in connection with Operations or in connection with this Agreement (whether pursuant to this Section
2.3 or otherwise). Upon BACTECH's withdrawal or deemed withdrawal pursuant to this Section 2.3, BACTECH shall have no further liabilities or obligations whatsoever with respect to, under or arising out of the Assets, the Company, Operations, the Operating Agreement or this Agreement, including without limitation any obligation to make any payment or contribution or to perform any covenant. Upon BACTECH's withdrawal or deemed withdrawal pursuant to this
Section 2.3, the Company shall not be entitled to use any proprietary technology owned by BACTECH or its Affilitates unless otherwise agreed between BACTECH and the Company.

2.4 BACTECH Payments to TSVLP. Upon execution of this Agreement, BACTECH shall pay TSVLP One
Hundred Fifty Thousand Dollars ($150,000) as partial payment of the Purchase Price for its 55%
Ownership Interest in the Company. TSVLP acknowledges that Two Hundred Fifty Thousand
Dollars ($250,000) of the Purchase Price has been paid prior to July 31, 2003, as an advance on the Purchase Price. Six hundred thousand dollars
($600,000) of the balance on the Purchase Price shall be paid by BACTECH to TSVLP on or before October 31, 2003 and the remaining balance of the Purchase Price of Seven Hundred Fifty Thousand
Dollars ($750,000) shall be paid by BACHTECH to TSVLP upon Commencement of Commercial Production
(as defined in Exhibit D to the Operating
Agreement) or, if the Commencement of Commercial
Production has not been achieved within twelve months of the Effective Date, then that balance shall be paid to TSVLP at the rate of Sixty Two
Thousand Five Hundred Dollars ($62,500) per month for twelve (12) months commencing on the first anniversary of the Effective Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES;
TITLE TO ASSETS; INDEMNITIES

3.1  Representations and Warranties.

(a)  Capacity of the Members. As of the Effective
Date of this Agreement, each Member warrants and represents to the other that:

(1) it is a corporation or limited partnership, as the case may be, duly organized and in good standing in its state of formation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(2) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and all actions and consents required to authorize it to enter into and perform this Agreement have been properly taken or obtained;

(3) it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(4) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

(b)  Representations and Warranties of TSVLP and
USEC.

(1)  The Company owns no Properties in fee simple.

(2) With respect to those Properties in which the Company holds an interest under leases or other
Contracts, and to the best of TSVLP's and USEC's knowledge and belief, and except as set forth in Exhibits A or J of the Operating Agreement: (i) the Company is in exclusive possession of such Properties; (ii) no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a breach or default under any of the foregoing; (iii) such leases and Contracts are valid, enforceable and are in good standing; and (iv) the title of the Company's lessor in such Properties covered thereby are free and clear of all defects, Liens, Encumbrances and Contracts, except for those specifically identified in Exhibit A of the Operating Agreement or in such leases or Contracts. With respect to those Properties in which the Company holds an interest under leases or other Contracts: (i) the Company has not received any notice of breach or default of any of the terms or provisions of such leases or Contracts; and (ii) the Company's leasehold interest therein is free and clear of all defects, Liens, Encumbrances and Contracts except for those specifically identified in Exhibit A of the Operating Agreement or in such leases or Contracts. The Company will make available to BACTECH all information concerning title to the Properties in the Company's possession or control, and has delivered to BACTECH true, correct and complete copies of all leases and other Contracts relating to the Properties, together with all amendments, supplements and exhibits thereto, of which the Company, TSVLP or USEC has knowledge.

(3) With respect to unpatented mining and mill site claims previously located by TSVLP or an agent or Affiliate of TSVLP that are included within the Properties (whether held directly or under lease or other Contract), except as provided in Exhibit A of the Operating Agreement and subject to the paramount title of the United
States: (i) the unpatented claims were properly laid out and monumented; (ii) all required location and validation work was properly and timely performed; (iii) location notices and certificates were properly and timely recorded and filed with appropriate governmental agencies; (iv) to the best of TSVLP's knowledge and belief, all assessment work required to hold the unpatented claims has been performed in a manner consistent with that required of the Manager pursuant to
Section 9.2(k) of the Operating Agreement through the assessment year ending September 1, 2002; (v) to the best of TSVLP's and USEC's knowledge and belief, all affidavits of assessment work, notice of intent and other filings and holding, maintenance and rental fees and payments required to maintain the mining claims in good standing have been properly and timely recorded, filed or paid with appropriate governmental agencies; (vi) the claims are free and clear of defects, Liens, Encumbrances and Contracts arising by, through or under the Company or TSVLP, and, and to the best of TSVLP's and USEC's knowledge and belief, are free and clear of all other defects, Liens, Encumbrances and Contracts; (vii) the Company holds the entire undivided right, title and interest in and to the claims; and (viii) TSVLP and USEC have no knowledge of conflicting claims.
Nothing in this Section 3.1 (b)(3), however, shall be deemed to be a representation or a warranty that any of the unpatented claims contain a discovery of minerals. With respect to those unpatented mining and mill site claims that were not located by TSVLP or one of its Affiliates, but are included within the Properties (whether held directly or under lease or other Contract), TSVLP makes the representations and warranties set forth in clauses (3)(i), 3(ii) and 3(iii) above to the best of its and USEC's knowledge and belief.

(4)  There are no pending or, to the best of
TSVLP's and USEC's knowledge and belief, threatened actions, suits, claims or proceedings with respect to the Assets, the Company or the Operations, except as expressly set forth in Exhibit J of the Operating Agreement.

(5)  (i) All of the Assets are identified in
Exhibit A of the Operating Agreement, (ii) the
Company owns the entire undivided title to the Assets, free and clear of all defects, Liens, Encumbrances and Contracts except those specifically identified in Exhibit A of the Operating Agreement; and (iii) except with respect to unpatented claims, the Company has good and marketable title to all of the Assets, except as expressly set forth in Exhibit A of the Operating
Agreement. The Assets are free and clear of all defects, Liens, Encumbrances and Contracts arising by, through or under the Company except for those specifically identified in Exhibit A of the Operating Agreement.

(6) To the best of TSVLP's and USEC's knowledge and belief, the Properties and the Assets and all Operations and activities conducted thereon and all conditions with respect thereto have been and are in material compliance with all Environmental
Laws and with all other Laws, except as expressly set forth in Exhibit F of the Operating Agreement.

(7)  The Company, TSVLP and USEC have made
available to BACTECH all information in TSVLP's and USEC's possession regarding Permits and Bonds required to hold and operate the Assets.

(8) The Company has not used or permitted to be used, except in compliance with all Environmental
Laws, any of the Assets or other facilities which the Company currently owns and operates or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance, except as expressly set forth in Exhibit F of the Operating Agreement.

(9) To the best of TSVLP's and USEC's knowledge and belief, no building, structure or improvement located on the Properties is or ever has been insulated with urea formaldehyde insulation, and none of such buildings or structures contain asbestos or PCBs, except as expressly set forth in Exhibit F of the Operating Agreement.

(10) The Company has never received any notice of, or been prosecuted for, non-compliance with any Environmental Laws or other laws, nor has the Company settled any allegation of non-compliance prior to prosecution, except as expressly set forth in Exhibit F of the Operating Agreement.
The Company has never received any notices, orders or directions relating to environmental matters requiring, or notifying the Company that it is or may be responsible or liable in whole or in part, for, any containment, clean-up, remediation, responses, corrective action or damages to natural resources or any work, repairs, construction or capital expenditures to be made under Environmental Laws or other Laws, except as expressly set forth in Exhibit F of the Operating
Agreement.

(11) To the best of TSVLP's and USEC's knowledge and belief, the Company has not caused or permitted, nor has there been any Release of any Hazardous Substance on, in, around, from or in connection with any of the Assets, or their use, or any such Release on or from a facility which it previously owned or leased, or any such Release on or from a facility owned or operated by any third party but with respect to which the Company is or may reasonably be alleged to have liability, except as expressly set forth in Exhibit F of the Operating Agreement. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Company have been disposed of, treated and stored by the Company in compliance with all Environmental Laws, except as expressly set forth in Exhibit F of the Operating Agreement.

(12) The Company has made available to BACTECH true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Assets and their use which are within the possession or control of the Company, TSVLP and USEC.

(13) All Contracts are set forth in Exhibit I of the Operating Agreement. The Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract to which it is a party or by which it is bound; all such Contracts are in good standing and in full force and effect, and, to the best of TSVLP's and USEC's knowledge and belief, no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a breach or default under any of the foregoing, except as set forth in Exhibits A-4 and I to the Operating Agreement.
There are no Contracts in effect arising by or through TSVLP or USEC, except as set forth in
Exhibit I to the Operating Agreement.

(14) There are no commitments or Contracts for the disposition, sale, hedging, forward sales, or marketing of Products.

(c) Survival and Construction of Representations and Warranties.

(1) Where a representation or warranty in this Agreement is made to the best of TSVLP's and USEC's knowledge and belief or of which TSVLP or USEC has knowledge, that means to the actual knowledge of William W. Reid, David C. Reid or
William F. Pass, after due inquiry, provided that such individuals shall conclusively be charged with actual knowledge of all matters disclosed by files, documents, materials, computer programs and other information in the possession or under the control of such individuals, the Company, TSVLP or USEC.

(2)  In the event that any of the Assets are
subject to any defects, Liens, Encumbrances or contacts arising by, through or under the Company, TSVLP or USEC and such circumstance constitutes a breach of any of TSVLP's and/or USEC's representations or warranties under this
Agreement, BACTECH shall have the right, but not the obligation, to cure or attempt to cure any such defects, or to pay off and discharge, in whole or in part, any such Liens or Encumbrances, in which case, without limiting any other remedies otherwise available to BACTECH, BACTECH may deduct and recover amounts paid by it in connection with such actions from any or all amounts payable to TSVLP under this Agreement or under the Operating
Agreement (provided that such amounts deducted by BACTECH shall nevertheless be deemed paid by BACTECH to TSVLP for all purposes of this Agreement and the Operating Agreement). TSVLP shall be subrogated to the rights of the holders of any such Liens or Encumbrances that BACTECH pays off or discharges pursuant to the preceding sentence. Except as set forth above, an allegation or claim by BACTECH of a breach of any representation of warranty of TSVLP and/or USEC hereunder that is disputed in writing and good faith by TSVLP shall not be justification for withholding any payments otherwise due TSVLP pursuant to Section 2.4 of this Agreement unless and until BACTECH's claim of a breach of representation or warranty is upheld by a court of competent jurisdiction.

(3)  Disclosures made under Exhibit F to the
Operating Agreement (Environmental Matters) shall not be deemed to be disclosures for purposes of any other Exhibit and shall not qualify or limit any representations, warranties, or covenants of the Company, TSVLP or USEC in this Agreement or the Operating Agreement other than those representations, warranties and covenants which are expressly made subject to Exhibit F to the Operating Agreement.

3.2 Disclosures. Each of the Members represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement or the Operating
Agreement which should be disclosed to the other
Member in order to prevent the representations and warranties in this Article or Article VI of the Operating Agreement from being materially misleading.

3.3 Loss of Title. Any failure or loss of title to the Assets, and all costs of defending, curing or perfecting title, shall be charged to the Business Account.

3.4 Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement or in the Operating
Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise.
The foregoing shall not limit any obligation of a Member to (i) indemnify the other Member as expressly provided by this Agreement, (ii) restore a deficit Capital Account as provided in Section
4.2 (b) of Exhibit C of the Operating Agreement or
(iii) satisfy liabilities arising under Article IV or Section 5.2 of this Agreement. Any obligation herein to contribute capital to the Company may be compromised by written agreement of the Members, including by agreements providing for payments by an obligated Member directly to the other Member.

3.5  Indemnification.

(a) Each Member shall indemnify the other Member, and its Affiliates and their respective directors, officers, managers, employees, agents and attorneys, (collectively Indemnified Party) from and against all direct and indirect costs, expenses, damages, obligations, claims, demands, actions or liabilities, including reasonable attorneys' fees and other costs of litigation
(either threatened or pending) arising out of or based on a breach by a Member (Indemnifying Party) of any representation, warranty or covenant contained in this Agreement or the Operating
Agreement, including without limitation:

(i)  Any action taken for or obligation or
responsibility assumed on behalf of the Company or another Member by a Member or any of its directors, officers, employees, agents and attorneys, or Affiliates, in violation of Section
5.1 of the Operating Agreement;

(ii) Failure of a Member or its Affiliates to comply with the non-compete or Area of Interest provisions of Article VI hereof;

(iii) Any Transfer that causes termination of the tax partnership established by Section 5.2 of the Operating Agreement, against which the transferring Member shall indemnify the non-transferring Member as provided in Subsection
7.2(e) of the Operating Agreement and Article V of
Exhibit C of the Operating Agreement; and

(iv) Failure of a Member or its Affiliates to comply with the preemptive rights under Section
7.3 of the Operating Agreement and Exhibit H of the Operating Agreement.

(b) If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying
Party shall have the right, but not the
obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) the defense, compromise or settlement of the matter, including, at the Indemnifying Party's expense, employment of counsel of the Indemnifying Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which have arisen out of the indemnified claim or demand.

ARTICLE IV
INTERESTS OF MEMBERS

4.1  Interests of Members.  As of the Effective
Date the Ownership Interest of the Members in the Company are as follows:

BACTECH  fifty-five percent (55%)
TSVLP    forty-four and one half percent (44.5%)
USEC     one half of one percent (.5%)

Adjustment of the Interest of Members shall be governed by Article III of the Operating
Agreement.

4.2  Continuing Liabilities Upon Adjustments of
Ownership Interests. As between the Members, any elimination of any Member's Ownership Interest pursuant to a withdrawal or resignation of a Member from the Company, this Agreement or the Operating Agreement shall not relieve such Member of its share of any liability, including, without limitation, Continuing Obligations, Environmental
Liabilities and Environmental Compliance, arising, before or after such reduction or elimination, out of acts or omissions occurring or conditions existing prior to the Effective Date, or out of Operations conducted during the term of this Agreement but prior to such reduction or elimination, regardless of when any funds may be expended to satisfy such liability. For purposes of this Section 4.2 and as between the Members, such Member's share of such liability shall be equal to its Ownership Interest at the time the act or omission giving rise to the liability occurred. Should the cumulative cost of satisfying Continuing Obligations be in excess of cumulative amounts accrued or otherwise charged to the Environmental Compliance Fund as described in Paragraph 3.14 of Exhibit B of the Operating
Agreement, each of the Members shall, as between the Members, be liable for its proportionate share
(i.e., Ownership Interest at the time that the act or omission giving rise to such liability occurred) of the cost of satisfying such Continuing Obligations, notwithstanding that either Member has previously resigned from the Company or that its Ownership Interest has been eliminated pursuant to Section 3.2 of the Operating Agreement.

4.3  Continuing Obligations and Environmental
Liabilities.  On dissolution of the Company under
Section 14.1 of the Operating Agreement, each
Member shall, as between the Members, remain liable for its respective share of liabilities to third parties (whether such arises before or after such dissolution), including Environmental
Liabilities and Continuing Obligations. In the event of the resignation of a Member pursuant to
Section 14.2 of the Operating Agreement, the resigning Member's share of such liabilities shall be equal to its Ownership Interest at the time such liability was incurred (or, as to liabilities arising prior to the Effective Date, its Ownership
Interest immediately prior to such date).

4.4  Grant of Lien and Security Interest.

(a) Subject to Section 4.5 hereof, each Member grants to the other Member(s) a lien upon and a security interest in its Ownership Interest, including all of its right, title and interest in the Company and the Assets, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

(b) The Liens and security interests granted by Subsection 4.4(a) hereof shall secure every obligation or liability of the Member granting such lien or security interest to the other
Member(s) created under this Agreement or the Operating Agreement, including the obligation of the Member(s) to repay an Elected Loan. Each
Member hereby agrees to take all action necessary to perfect such lien and security interest and hereby appoints the other Member its attorney-in-fact to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interest.

4.5 Subordination of Interests. Each Member shall, from time to time, take all necessary actions, including execution of appropriate instruments and agreements, to pledge and subordinate its Ownership Interest, any Liens it may hold which are created under this Agreement, and any other right or interest it holds with respect to the Company and the Assets (other than any statutory lien of the Manager) to any secured borrowings for Operations approved by the Management Committee, including any secured borrowings relating to Project Financing, and any modifications or renewals thereof.

ARTICLE V
RELATIONSHIP OF THE MEMBERS

5.1 Transfer or Termination of Rights. No Member shall Transfer all or any part of its rights or obligations under this Agreement, except in conjunction with a transfer or termination of the Member's Ownership Interest permitted by the Operating Agreement. Any such permitted assignment shall be subject to the consent requirements of
Section 7.2 of the Operating Agreement.

5.2  Abandonment and Surrender of Properties.  A
Member that desires to have the Company abandon or surrender all or part of the Properties shall remain liable to the other Members for its share
(determined by its Ownership Interest as of the date of such abandonment) of any liability with respect to such Properties, including, without limitation, Continuing Obligations, Environmental
Liabilities and Environmental Compliance, whether accruing before or after such abandonment, arising out of activities conducted subsequent to the Effective Date and out of Operations conducted prior to the date of such abandonment, regardless of when any funds may be expended to satisfy such liability.

5.3  No Third Party Beneficiary Rights.  This
Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party, expressly including the Company, or in any governmental organization or agency, except to the extent required to permit indemnification of a non-Member Indemnified Party pursuant to
Subsection 3.5(a) hereof.

ARTICLE VI
ACQUISITIONS WITHIN AREA OF INTEREST

6.1 General. Any interest or right to acquire any interest in real property or mineral or water rights within the Area of Interest acquired during the term of this Agreement by or on behalf of any Member (Acquiring Member) or any Affiliate of such Member shall, in accordance with and subject to the provisions in this Article VI, be subject to the terms and provisions of this Agreement and the Operating Agreement. TSVLP, USEC and BACTECH and their respective Affiliates for their separate account shall be free to acquire lands and interests in lands outside the Area of Interest and to locate mining claims outside the Area of Interest. Failure of any Affiliate of any Member to comply with this Article shall be a breach by such Member of this Agreement.

6.2 Notice to Non-Acquiring Members. Within thirty (30) days after the acquisition of any interest or the right to acquire any interest in real property or mineral or water rights wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the Acquiring Member shall notify the other Members of such acquisition by it or its Affiliate; provided that if the acquisition of any interest or right to acquire any interest pertains to real property or water or mineral rights partially within the Area of Interest, then all such real property or water or mineral rights
(i.e., the part within the Area of Interest and the part outside the Area of Interest) shall be subject to this Article. The Acquiring Member's notice shall describe in detail the acquisition, the acquiring party if that party is an Affiliate, the lands and minerals and water rights covered thereby, the cost thereof, and the reasons why the Acquiring Member believes that the acquisition of the interest is in the best interests of the Members under this Agreement. In addition to such notice, the Acquiring Member shall make any and all information concerning the relevant interest available for inspection by the other Members.

6.3 Option Exercised. Within thirty (30) days after receiving the Acquiring Member's notice, the other Members may notify the Acquiring Member of its or their election(s) to have the Company acquire the acquired interest. Promptly upon such notice, the Acquiring Member shall convey or cause its Affiliate to convey to the Company, by special warranty deed, all of the Acquiring Member's (or its Affiliate's) interest in such acquired interest, free and clear of all Encumbrances arising by, through or under the Acquiring Member
(or its Affiliate) other than those to which all Members have agreed. Immediately upon such notice, the acquired interest shall become a part of the Properties for all purposes of this Agreement and the Operating Agreement. The Company shall promptly pay to the Acquiring Member the latter's actual out-of-pocket acquisition costs.

6.4 Option Not Exercised. If the other Members collectively do not give such notice within the thirty (30) day period set forth in Section 6.3 hereof, it shall have no interest in the acquired interests, and the acquired interests shall not be a part of the Assets or continue to be subject to this Agreement or the Operating Agreement.

6.5 Non-Compete Covenants. Neither a Member that resigns pursuant to Section 14.2 of the Operating
Agreement, or is deemed to have resigned pursuant to Section 9.4 of the Operating Agreement, or that withdraws or is deemed to have withdrawn pursuant to Section 2.3 of this Agreement, nor any Affiliate of such a Member, shall directly or indirectly acquire any interest or right to explore or mine, or both, on any property any part of which is within the Area of Interest for twelve
(12) months after the effective date of
resignation. If a resigning Member, or the Affiliate of a resigning Member, breaches this Section, such Member shall be obligated to offer to convey to the non-resigning Members, without cost, any such property or interest so acquired
(or ensure its Affiliate offers to convey the property or interest to the non-resigning Members, if the acquiring party is the resigning Member's
Affiliate). Such offer shall be made in writing and can be accepted by the non-resigning Members at any time within forty five (45) days after the offer is received by such non-resigning Members.
Failure of a Member's Affiliate to comply with this Section shall be a breach by such Member of this Agreement.

ARTICLE VII
GOVERNING LAW

7.1 Governing Law. Except for matters of title to the Assets Properties or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Notices. All notices, payments and other required or permitted communications (Notices) to Members shall be in writing, and shall be addressed respectively as follows:

If to TSVLP:
Tonkin Springs Venture Limited Partnership
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
Attention: President, U.S. Gold Corporation
Telephone:(303) 322-8002
Facsimile:(303) 322-7866

With a Copy to: Randy L. Parcel, Esq.
Perkins Coie LLP
1899 Wynkoop St., Suite 700
Denver, Colorado 80202
Telephone: (303) 291-2317
Facsimile: (303) 291-2400

If to USEC:
U.S. Environmental Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
Attention: President, U.S. Gold Corporation
Telephone: (303) 322-8002
Facsimile: (303) 322-7866

With a Copy to:
Randy L. Parcel, Esq.
Perkins Coie LLP
1899 Wynkoop St., Suite 700
Denver, Colorado 80202
Telephone: (303) 291-2317
Facsimile: (303) 291-2400

If to BACTECH:
BacTech Enviromet Corporation
1450-439 University Ave.
Toronto, ON  M5G 1Y8
Attention: Bradley P. Marchant
Telephone: (416) 813-0303
Facsimile: (416) 346-5529

With a Copy to:
Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2
Attention: Mark T. Bennett
Telephone: 416-860-5215
Fax: 416-350-6933

With a Copy to:
Erwin & Thompson LLP
1 E. Liberty St., Ste. 424
P.O. Box 40817
Reno, Nevada  89504
Attention: Thomas P. Erwin
Telephone: 775-786-9494
Facsimile: 775-786-1180

All Notices shall be given (a) by personal delivery to the Member; (b) by electronic communication, capable of producing a printed transmission and confirmation, (c) by registered or certified mail return receipt requested; or (d) by overnight or other express courier service. All
Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Any Member may change its address by Notice to the other Members.

8.2  Gender.  The singular shall include the
plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

8.3 Currency. All references to dollars or $ herein shall mean lawful currency of the United
States of America.

8.4  Headings.  The subject headings of the
Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. References to hereunder are, unless otherwise stated, references to this entire
Agreement.

8.5 Waiver. The failure of any Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member's right thereafter to enforce any provision or exercise any right.

8.6 Modification. No modification or amendment of this Agreement shall be valid unless made in writing and duly executed by all Members.

8.7 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Member arising under this Agreement or under the Operating Agreement shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes
(however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court;
inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations
(including, without limitation, a failure to complete any review and analysis required by the National Environmental Policy Act or any similar state law); acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or BACTECH's contractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing.
The affected Member shall promptly give notice to the other Members of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension the obligations of all Members to advance funds pursuant to this Agreement or the Operating
Agreement shall be reduced to levels consistent with then current Operations.

8.8 Rule Against Perpetuities. The Members do not intend that there shall be any violation of the rule against perpetuities, the rule against unreasonable restraints on the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties or Assets, in an Ownership Interest, or the Company, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules.
If, however, any such violation should
inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

8.9 Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purposes of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

8.10  Entire Agreement; Successors and Assigns.
This Agreement contains the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof; provided that nothing in this Section 8.10 modifies or affects the Operating Agreement and the Members' obligations thereunder. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

8.11  Counterparts.  This Agreement may be
executed in any number of counterparts, and it shall not be necessary that the signatures of all Members be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP
By: Tonkin Springs Gold Mining Company,
as its General Partner
By:/s/ William W. Reid
William W. Reid, President

U.S. ENVIRONMENTAL CORPORATION
By: /s/ David C. Reid
David C. Reid, President

BACTECH NEVADA CORPORATION
By: /s/ Bradley P. Marchant
Bradley P. Marchant, President